Exhibit 99.1

Media Contact:	Investor Contact:
Erika Dornaus	David Banks
Racepoint Group	DigitalGlobe
781.487.4637	303.684.4210
digitalglobe@racepointgroup.com	dbanks@digitalglobe.com
DigitalGlobe Secures $3.55 Billion EnhancedView Agreement with National
Geospatial Intelligence Agency (NGA)
Updates Full-Year 2010 Outlook
Company to Hold Conference Call Today at 1:30PM EDT
Longmont, Colorado, August 9, 2010 – DigitalGlobe (NYSE: DGI), a leading global content provider of high-resolution earth imagery solutions, today announced that it has entered into a $3.55 billion Service Level Agreement (SLA) with NGA, under the EnhancedView procurement, effective September 1, 2010 upon expiration of the company’s NextView Agreement.
The agreement provides for DigitalGlobe to supply satellite imagery deliveries from the WorldView satellite constellation under a Service Level Agreement (“EnhancedView SLA”) in a total amount of $2.8 billion. The agreement also provides for up to $750 million for value added products, infrastructure enhancements and other services.
The agreement has a ten year term, inclusive of nine one-year options exercisable by NGA, and is subject to Congressional appropriations and the right of NGA to terminate or suspend the contract at any time. The EnhancedView SLA portion of the award is sized at $2.8 billion over the term of the contract; $250 million annually, or $20.8 million per month, for the first four contract years, commencing September 1, 2010, with an increase to $300 million annually, or $25 million per month, for the remaining six years of the agreement term. To support requirements under the agreement, DigitalGlobe will immediately begin procurement and construction of its next satellite, WorldView-3, which the Company anticipates will be ready for launch by the end of 2014.
Updated Full-Year 2010 Outlook
As a result on the EnhancedView SLA, DigitalGlobe is updating its full-year 2010 outlook as follows:
•	Full-year 2010 total revenue is expected to be between $340 million and $360 million.
•	Full-year 2010 diluted earnings per share are expected to be between $0.40 and $0.55.
•	Full-year 2010 Adjusted EBITDA is expected to be between $195 million and $210 million, with margins between 57% and 59%.
•	Total capital expenditures for 2010 are expected to be between $110 and $120 million, including between $30 and $35 million related to maintenance and between $80 and $85 million related to incremental capital required to meet new requirements of the EnhancedView SLA.

Webcast and Conference Call Information
The company will host a conference call and webcast at 11:30 a.m. MDT (1:30 p.m. EDT) today to provide additional details on its new EnhancedView SLA and discuss its updated full-year 2010 outlook.
The dial-in numbers and pass code to participate in the conference call via telephone are:
United States – 866-713-8564
International – 617-597-5312
Pass code: 2406-5551
The conference call can also be accessed online by visiting the investor relations section of DigitalGlobe’s website at: www.digitalglobe.com.
A replay of the call will be available for seven days and can be accessed using the following numbers and pass codes:
United States – 888-286-8010
International – 617-801-6888
Pass code: 4031-5632
About DigitalGlobe
Longmont, Colorado-based DigitalGlobe (http://www.digitalglobe.com) is a leading global provider of commercial high-resolution earth imagery products and services. Sourced from our own advanced satellite constellation, our imagery solutions support a wide variety of uses within defense, intelligence, and homeland security applications, mapping and analysis, environmental monitoring, oil and gas exploration, infrastructure management, internet portals and navigation technology. With our collection sources and comprehensive ImageLibrary (containing more than 1 billion square kilometers of earth imagery and imagery products) we offer a range of on- and off-line products and services designed to enable customers to easily access and integrate our imagery into their business operations and applications. For more information, please visit www.digitalglobe.com.
DigitalGlobe is a registered trademark of DigitalGlobe.
Forward-Looking Statements
This release may contain forward-looking statements. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words, although not all forward-looking statements contain these words. These statements are only predictions.
Any forward-looking statements contained in this release are based upon our historical performance and on our current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation that the future plans, estimates or expectations contemplated by us will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business, prospects, growth strategy and liquidity. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from those indicated in these statements.

Non-GAAP Financial Measures
Adjusted EBITDA is a key measure used in internal operating reports by management and the board of directors to evaluate the performance of our operations and is also used by analysts, investment banks and lenders for the same purpose. Adjusted EBITDA is a measure of our current period operating performance, excluding charges for capital, depreciation related to prior period capital expenditures and items which are considered non-core in nature.
We believe that the elimination of certain non-cash and non-operating items enables a more consistent measurement of period to period performance of our operations, as well as a comparison of our operating performance to companies in our industry. We believe this measure is particularly important in a capital intensive industry such as ours, in which our current period depreciation is not a good indication of our current or future period capital expenditures. The cost to construct and launch a satellite and build the related ground infrastructure may vary greatly from one satellite to another, depending on the satellite’s size, type and capabilities. For example, our QuickBird satellite, which we are currently depreciating, cost significantly less than our WorldView-1 or WorldView-2 satellites. Current depreciation expense is not indicative of the revenue generating potential of the satellites.
Adjusted EBITDA excludes interest income (expense), net, income taxes and loss from early extinguishment of debt because these items are associated with our capitalization and tax structures. Adjusted EBITDA excludes depreciation and amortization expense because these non-cash expenses reflect the impact of prior capital expenditure decisions which are not indicative of future capital expenditure requirements. Adjusted EBITDA excludes non-cash stock compensation expense because these are non-cash expenses and loss on derivative instrument because these items are not related to our primary operations.
We use Adjusted EBITDA in conjunction with traditional GAAP operating performance measures as part of our overall assessment of our performance and we do not place undue reliance on this measure as our only measure of operating performance. Adjusted EBITDA is not a recognized term under generally accepted accounting principles, or GAAP, in the United States and may not be defined similarly by other companies. Adjusted EBITDA should not be considered an alternative to net income, as an indication of financial performance, or as an alternative to cash flow from operations as a measure of liquidity. There are limitations to using non-GAAP financial measures, including the difficulty associated with comparing companies that use similar performance measures whose calculations may differ from ours.
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